UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2012

Griffin Capital Net Lease REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-54377

MD	26-3335705
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2121 Rosecrans Avenue, Suite 3321 El Segundo, CA 90245

(Address of principal executive offices, including zip code)

(310) 606-5900

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On August 15, 2012, Griffin Capital Net Lease REIT, Inc. (the “Registrant”) held a webinar for registered representatives to review the Registrant’s financial results and provide a portfolio and acquisition update. A copy of the presentation materials used and script used during the webinar are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein solely for purposes of this Item 7.01 disclosure. A copy of the Registrant’s Second Quarter 2012 Investor Update Letter, which was distributed to the Registrant’s stockholders on August 15, 2012, is filed as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibits 99.1, 99.2, and 99.3 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Presentation Materials of Griffin Capital Net Lease REIT, Inc., dated August 15, 2012

99.2	Presentation Script of Griffin Capital Net Lease REIT, Inc., dated August 15, 2012

99.3	Second Quarter 2012 Investor Update Letter of Griffin Capital Net Lease REIT, Inc.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Net Lease REIT, Inc.

Date: August 15, 2012	By:	/s/ Joseph E. Miller
Joseph E. Miller
Chief Financial Officer and Treasurer